 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-295355
PROSPECTUS SUPPLEMENT
(To prospectus dated April 27, 2026)
Carriage Services, Inc.
Up to $100,000,000
Common Stock

We have entered into an Equity Distribution Agreement (the “Sales Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”) and Raymond James & Associates, Inc. (“Raymond James” and, together with Oppenheimer, the “Sales Agents”) relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $100,000,000 through or to the Sales Agents, acting as sales agents or principals, pursuant to this prospectus supplement and the accompanying prospectus.
Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the Sales Agreement, the Sales Agents are not required to sell any specific number or dollar amounts of our common stock but will use commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross proceeds from each sale of our common stock. See “Plan of Distribution” for additional information regarding the compensation to be paid to Oppenheimer. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.
In connection with the sales of our common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Sales Agents against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CSV”. On May 5, 2026, the last reported sale price of our common stock was $47.48 per share.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our common stock.
Neither the SEC nor any state securities commission has approved or disapproved of our common stock or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

Oppenheimer & Co.	Raymond James
The date of this prospectus supplement is May 6, 2026.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Oppenheimer and Raymond James acting as our agents under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering. Before buying any of the shares of common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find Additional Information; Incorporation by Reference” in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision. In general, when we refer to the prospectus, we are referring to both the prospectus supplement and the accompanying prospectus combined.
This prospectus describes the terms of this offering of shares of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the Sales Agents have not, authorized any other person to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. Neither we nor the Sales Agents take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus or any free writing prospectuses we have authorized for use in connection with this offering. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents or any earlier date specified for such information unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.
Information contained on, or accessible through, our website is not part of this prospectus. We and the Sales Agents are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

Unless the context otherwise requires, we use the terms “Carriage Services,” “company,” “we,” “us,” and “our” in this prospectus to refer to Carriage Services, Inc. and its subsidiaries.
MARKET AND INDUSTRY DATA
We obtained the industry and market data used throughout this prospectus supplement, the accompanying prospectus, or any documents incorporated by reference from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information, and research, surveys, and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research, and our industry experience and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus supplement, the accompanying prospectus, or any documents incorporated by reference is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and is subject to change based on various factors, including those described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as such descriptions may be updated or amended in future filings we make with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and documents incorporated by reference. It does not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus and documents incorporated by reference carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference herein.
Overview
Carriage Services, Inc. is a leading provider of funeral and cemetery services and merchandise in the United States. We operate in two business segments: Funeral Home Operations and Cemetery Operations. We provide funeral and cemetery services and products on both an “at-need” (time of death) and “preneed” (planned prior to death) basis.
Our funeral homes offer a complete range of services to meet a family’s funeral needs, including consultation, the removal and preparation of remains, the sale of caskets, and related funeral merchandise, the use of funeral home facilities for visitation and memorial services, and transportation services. Our cemeteries provide interment rights, related cemetery merchandise and services.
At March 31, 2026, we operated 155 funeral homes in 24 states and 28 cemeteries in 9 states. We compete with other publicly held, privately held and independent operators of funeral and cemetery companies.
Corporate Information
Carriage Services, Inc. was incorporated in the State of Delaware in December 1993.
Our principal executive offices are located at 3040 Post Oak Blvd., Suite 300, Houston, Texas 77056. Our telephone number is (713) 332-8400. Our website address is www.carriageservices.com. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only. You should not rely on any such information in making your investment decision. For additional information, see “Where You Can Find Additional Information; Incorporation By Reference.”

THE OFFERING
The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference.
Issuer
Carriage Services, Inc.
Shares of common stock offered by us
Shares of our common stock having an aggregate offering price of up to $100,000,000.
Common stock to be outstanding after this offering
Up to 17,988,282 shares (as more fully described in the notes following this table), assuming sales of 2,115,954 shares of our common stock in this offering at an assumed offering price of $47.26 per share, the last reported sale price of our common stock on NYSE on May 4, 2026. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.
Plan of distribution
“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time through or to the Sales Agents, as sales agents or principals under the Sales Agreement. See “Plan of Distribution” beginning on page S-9.
Use of proceeds
We intend to use the net proceeds from this offering to fund potential acquisitions and for general corporate purposes, including debt repayments. See the section titled “Use of Proceeds” on page S-8 of this prospectus supplement.
Market for common stock
Our common stock is listed on the NYSE under the symbol “CSV”.
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, and under similar headings in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before investing in our common stock.
The number of shares of our common stock to be outstanding immediately after this offering is based on 15,872,328 shares of our common stock outstanding as of March 31, 2026, and excludes the following, in each case as of such date:
•
38,600 shares of common stock underlying options to purchase common stock granted under the Company’s Second Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”);

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226,719 shares of common stock underlying restricted stock units granted under the Company’s 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”);

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788,838 shares of common stock underlying options to purchase common stock granted under the 2017 Omnibus Plan;

•
172,141 shares of common stock underlying performance stock units to purchase common stock granted under the 2017 Omnibus Plan;

•
2,707,421 shares of common stock authorized and reserved for future issuance under the 2017 Omnibus Plan; and

•
191,325 shares of common stock authorized and reserved for future issuance under the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options and no vesting of the restricted stock units described above.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement, including the risk factors and other information contained in or incorporated by reference into this prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face.
Risks Relating to Our Common Stock and this Offering
We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.
We currently intend to use the net proceeds from this offering to fund potential acquisitions and for general corporate purposes, including debt repayments. However, we have not determined the specific allocation of the net proceeds among these potential uses and have not designated the amount of net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. Please see “Use of Proceeds” for more information.
The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares of common stock that are sold by the Sales Agents after our delivery of a placement notice will depend on the market price of the shares of common stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of shares of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will or may be ultimately issued.
The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy common stock at different times will likely pay different prices.
Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum per share sales price. Investors may experience a decline in the value of their shares of common stock as a result of share sales made at prices lower than the prices they paid.
You may experience future dilution as a result of future equity offerings.
In the future, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering, and our then-existing stockholders may experience dilution as a result. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Investors purchasing shares or other securities in the future could also have rights superior to existing stockholders.

The market price of our common stock may be volatile, and holders of our common stock could lose a significant portion of their investment if the market price of our common stock declines.
The market price of shares of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our shares of common stock may fluctuate and cause significant price variations to occur. There can be no assurance that the market price of our shares of common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our shares of common stock include:
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effects of competition;

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capital commitments;

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changes in market valuations of similar companies;

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additions or departures of management personnel;

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actions by institutional shareholders, including large block sales at a discount;

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speculation in the press or investment community;

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regulatory changes affecting our industry generally or our business;

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general market and economic conditions; and

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future sales of our shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock.

In addition, the stock market in general has experienced extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies like us. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical information, should be deemed to be forward-looking statements. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding any projections of earnings, revenue, cash flow, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, including talent recruitment, field and corporate incentive compensation, preneed sales or other financial items; any statements of the plans, strategies, objectives and timing of management for future operations or financing activities, including, but not limited to, capital allocation, organizational performance, execution of our strategic objectives and growth strategy, planned acquisitions and divestitures, technology improvements, product development, the ability to obtain credit or financing, anticipated integration, performance and other benefits of recently completed and anticipated acquisitions, and cost management and debt reductions; any statements of the plans, timing and objectives of management for acquisition and divestiture activities; any statements regarding future economic and market conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or divestitures. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:
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our ability to find and retain skilled personnel;

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the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and our operational and financial performance;

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our ability to execute our strategic objectives and growth strategy, if at all;

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our ability to meet the timing, objectives, and expectations related to our 2030 Vision, if at all;

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the potential adverse effects on our business, financial, and equity performance if management fails to meet the expectations of its strategic objectives and growth plan;

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the execution of our Standards Operating Model and strategic acquisition frameworks;

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our ability to meet the timing, objectives, and expectations of this offering, if at all, including the planned use of proceeds and the potentially dilutive effects to our stockholders of issuances under this offering;

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the effects of competition;

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changes in the number of deaths in our markets, which are not predictable from market to market or over the short term;

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changes in consumer preferences and our ability to adapt to or meet those changes;

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our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans;

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the investment performance of our funeral and cemetery trust funds;

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fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all;

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the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects;

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our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

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our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including debt repayment plans, internal growth projects, potential strategic acquisitions, share repurchases, or dividend increases;

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our ability to meet the projected financial and performance guidance of our full year outlook, if at all;

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the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance policies;

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the financial condition of third-party insurance companies that fund our preneed funeral contracts;

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increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all;

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our level of indebtedness and the cash required to service our indebtedness;

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changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service, including changes and potential impacts, if any, resulting from the recently enacted One Big Beautiful Bill Act;

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effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

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the potential impact of epidemics and pandemics, including any new or emerging public health threats, on customer preferences and on our business;

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government, social, business and other actions that have been and will be taken in response to pandemics and epidemics, including potential responses to any new or emerging public health threats;

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effects and expense of litigation and burial practice claims;

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consolidation of the funeral and cemetery industry;

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our ability to identify and consummate strategic acquisitions on commercially reasonable terms and on a timely basis, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto;

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our ability to successfully complete any non-core asset divestitures on commercially reasonable terms and on a timely basis, if at all, and the impact of any such divestitures on our Company, including any financial, operational, tax or other similar impacts related thereto;

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the effects of any additional imposition or changes in tariffs or trade agreements including, but not limited to, any potential disruptions in international trade, any increased inflationary pressures on the economy or costs for our goods, and our ability, if at all, to mitigate such effects;

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economic, financial and stock market fluctuations;

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significant weather events, natural disasters, or catastrophic events;

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uncertainty around, and disruption from, new and emerging technologies, such as artificial intelligence (“AI”) and generative AI, and the failure to adapt or successfully incorporate such technologies into the Company’s business;

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interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents;

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adverse developments affecting the financial services industry;

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military conflicts, acts of war or terrorists acts and the governmental or military response to such acts or conflicts;

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our failure to maintain effective control over financial reporting; and

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other factors and uncertainties inherent in the funeral and cemetery industry.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate herein by reference are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur.
Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds, if any, from the sale of the securities offered hereby. We may issue and sell shares of common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Sales Agents.
We intend to use the net proceeds from the sale by us of the securities to which this prospectus supplement relates to fund potential acquisitions and for general corporate purposes, including debt repayments.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds, if any, to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending the use of the net proceeds as described above, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

PLAN OF DISTRIBUTION
We entered into the Sales Agreement with Oppenheimer and Raymond James, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $100,000,000 through Oppenheimer and Raymond James as our Sales Agents. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act or in privately negotiated transactions.
The Sales Agents will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agents. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day, and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts, consistent with their sales and trading practices, to sell on our behalf all of the shares of common stock requested to be sold by us. We or the Sales Agent may suspend the offering of the common stock being made through the Sales Agents under the Sales Agreement upon proper notice to the other party.
Unless otherwise specified in the applicable placement notice, settlement for sales of our common stock will occur on the first trading day (or such earlier day as is industry practice for regular-way trading) following the time at which an acquiror of common stock entered into a contract, binding upon such acquiror, to acquire such common stock, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.
We will pay the Sales Agents in cash, upon each sale of our shares of common stock pursuant to the Sales Agreement, a commission of up to 3.0% of the aggregate gross proceeds from such sale. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse the Sales Agents for the fees and disbursements of its counsel in an amount not to exceed (i) $100,000 in connection with the establishment of the “at the market offering” and (ii) thereafter, $15,000 on a quarterly basis, and amounts in excess thereof subject to our prior written consent. We estimate that the total expenses of the offering payable by us, excluding any commissions or expense reimbursements payable to the Sales Agents under the Sales Agreement, will be approximately $181,000. We will report the number of shares of common stock sold through the Sales Agents under the Sales Agreement, the net proceeds to us, and the compensation paid by us to the Sales Agents in connection with the sales of common stock at least quarterly.
In connection with the sales of common stock on our behalf, the Sales Agents will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents against certain liabilities, including liabilities under the Securities Act and the Exchange Act.
The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement or (ii) termination of the Sales Agreement.
The Sales Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the Sales Agreement with the SEC as an exhibit to a Current Report on Form 8-K concurrently with the filing of this prospectus supplement. The Sales Agreement is incorporated by reference into this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Porter Hedges LLP, Houston, Texas. The Sales Agents are being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION BY REFERENCE
Available Information
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to, among other securities, the shares of common stock offered by this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information pertaining to us and our common stock we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus supplement and the accompanying prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Those filings are also available to the public on, or accessible through, our website at www.carriageservices.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement and accompanying prospectus.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement and accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement and accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2026, incorporated by reference therein;

•
A description of our common stock contained in our registration statement on Form 8, filed with the SEC on December 4, 2002 (two filings) and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 2, 2022; and

•
Our Current Reports on Form 8-K filed with the SEC on January 16, 2026 (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

•
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
Carriage Services, Inc.
3040 Post Oak Blvd., Suite 300
Houston, Texas 77056
(713) 332-8400
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or any accompanying prospectus supplement.

PROSPECTUS
CARRIAGE SERVICES, INC.
$350,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units
Guarantees of Debt Securities

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units that may include any of these securities. Debt securities we issue under this prospectus may be guaranteed by certain of our subsidiaries.
The aggregate offering price of the securities that we offer will not exceed $350,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.
Our common stock is quoted on the New York Stock Exchange under the symbol “CSV.” The last reported sale price of our common stock on April 23, 2026 was $50.48 per share.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of offerings of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.
Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus and any accompanying prospectus supplement and any other document incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 27, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (or the “Commission” or the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $350 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.
You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ii

CARRIAGE SERVICES, INC.
As used in this prospectus, the terms “we,” “us,” “our” and the “Company” mean Carriage Services, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context indicates otherwise.
Carriage Services, Inc. was incorporated in the State of Delaware in December 1993 and is a leading provider of funeral and cemetery services and merchandise in the United States. We operate in two business segments: Funeral Home Operations, which accounts for approximately 65% of our total revenue, and Cemetery Operations, which accounts for approximately 35% of our total revenue, as of December 31, 2025.
We provide funeral and cemetery services and products on both an “atneed” (time of death) and “preneed” (planned prior to death) basis.
Funeral home and cemetery businesses provide products and services to families in three principal areas: (i) ceremony and tribute, generally in the form of a funeral or memorial service; (ii) care of remains, either through burial or cremation; and (iii) memorialization, generally through monuments, markers, or inscriptions.
Our funeral homes offer a complete range of services to meet a family’s funeral needs, including consultation, the removal and preparation of remains, the sale of caskets, and related funeral merchandise, the use of funeral home facilities for visitation and memorial services, and transportation services. Most of our funeral homes have a non-denominational chapel on the premises, which permits family visitation and services to take place at one location and thereby reduces transportation costs and inconvenience to the family.
Our cemeteries provide interment rights (primarily grave sites, lawn crypts, mausoleum spaces, and niches), related cemetery merchandise (such as memorial markers, outer burial containers, and monuments) and services (interments, inurnments, and installation of cemetery merchandise).
At December 31, 2025, we operated 155 funeral homes in 24 states and 28 cemeteries in 9 states. We compete with other publicly held, privately held and independent operators of funeral and cemetery companies.
Our principal executive offices are located at 3040 Post Oak Blvd., Suite 300, Houston, Texas 77056. Our telephone number is (713) 332-8400. Our website is located at www.carriageservices.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and in the documents we incorporate by reference herein may constitute “forward-looking” statements as defined in Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (“PSLRA”), or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements of Carriage and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements, other than statements of historical information, should be deemed to be forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “foresee,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus and the documents we incorporate by reference herein. Please read “Risk Factors” beginning on page 6 of this prospectus. The risk factors and other factors noted throughout this prospectus and in the documents incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statement.
The forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control including:
•
our ability to find and retain skilled personnel;

•
the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and our operational and financial performance;

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our ability to execute our strategic objectives and growth strategy, if at all;

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our ability to meet the timing, objectives, and expectations related to our 2030 Vision, if at all;

•
the potential adverse effects on our business, financial, and equity performance if management fails to meet the expectations of its strategic objectives and growth plan;

•
the execution of our Standards Operating Model and strategic acquisition frameworks;

•
the effects of competition;

•
changes in the number of deaths in our markets, which are not predictable from market to market or over the short term;

•
changes in consumer preferences and our ability to adapt to or meet those changes;

•
our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans;

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the investment performance of our funeral and cemetery trust funds;

•
fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all;

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the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects;

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our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

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our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including debt repayment plans, internal growth projects, potential strategic acquisitions, share repurchases, or dividend increases;

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our ability to meet the projected financial and performance guidance of our full year outlook, if at all;

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the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance policies;

•
the financial condition of third-party insurance companies that fund our preneed funeral contracts;

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increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all;

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our level of indebtedness and the cash required to service our indebtedness;

•
changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service, including changes and potential impacts, if any, resulting from the recently enacted One Big Beautiful Bill Act;

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effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof;

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the potential impact of epidemics and pandemics, including any new or emerging public health threats, on customer preferences and on our business;

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government, social, business and other actions that have been and will be taken in response to pandemics and epidemics, including potential responses to any new or emerging public health threats;

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effects and expense of litigation and burial practice claims;

•
consolidation of the funeral and cemetery industry;

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our ability to identify and consummate strategic acquisitions on commercially reasonable terms and on a timely basis, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto;

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our ability to successfully complete any non-core asset divestitures on commercially reasonable terms and on a timely basis, if at all, and the impact of any such divestitures on our Company, including any financial, operational, tax or other similar impacts related thereto;

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the effects of any additional imposition or changes in tariffs or trade agreements including, but not limited to, any potential disruptions in international trade, any increased inflationary pressures on the economy or costs for our goods, and our ability, if at all, to mitigate such effects;

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economic, financial and stock market fluctuations;

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significant weather events, natural disasters, or catastrophic events;

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uncertainty around, and disruption from, new and emerging technologies, such as artificial intelligence (“AI”) and generative AI, and the failure to adapt or successfully incorporate such technologies into the Company’s business;

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interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents;

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adverse developments affecting the financial services industry;

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acts of war or terrorists acts and the governmental or military response to such acts;

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our failure to maintain effective control over financial reporting; and

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other factors and uncertainties inherent in the funeral and cemetery industry.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. Statements in this prospectus and any applicable prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.carriageservices.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.carriageservices.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2026, incorporated by reference therein;

•
A description of our common stock contained in our registration statement on Form 8, filed with the SEC on December 4, 2002 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 2, 2022; and

•
Our Current Report on Form 8-K filed with the SEC on January 16, 2026 (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates documents by reference that are not delivered with this prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Carriage Services, Inc., 3040 Post Oak Blvd., Suite 300, Houston, Texas 77056; telephone number (713) 332-8400.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2025, and our subsequent Quarterly Reports on Form 10-Q or our current reports on Form 8-K filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the Commission, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF DEBT SECURITIES
Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:
•
in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

•
in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

Any such senior indenture or subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.
Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.
As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Subscription Rights,” “Description of Purchase Contracts,” and “Description of Units,” the terms “we,” “us,” “our,” the “Company” and “Carriage” mean Carriage Services, Inc. only, and not the subsidiaries of Carriage Services, Inc. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the aforementioned indentures.
Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. Non-convertible debt securities may be fully, irrevocably and unconditionally guaranteed, on a joint and several basis, by some or all of our subsidiaries, other than “minor” subsidiaries as such term is interpreted in securities regulations governing financial reporting for guarantors.
We conduct substantially all of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends to a certain extent upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries’ earnings and their distributions of those earnings to us, and upon our subsidiaries repayment of investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the non-convertible debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.
Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.
These terms will include some or all of the following:
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the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the ability to issue additional debt securities of the same series;

•
the price or prices at which we will sell the debt securities;

•
the maturity date or dates of the debt securities;

•
the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•
the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•
in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•
the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•
the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•
provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•
any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

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the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

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whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock, preferred stock or other securities or property of ours or of another person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

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whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

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the depository for global or certificated debt securities;

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any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•
if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•
the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such non-convertible debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

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the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

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if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

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to add to, change or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

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any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:
Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:
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the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

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any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

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all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:
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any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

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any of our indebtedness in respect of the subordinated debt securities;

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any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

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any of our indebtedness to any subsidiary; or

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any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.
If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in securities which are subordinate in right of payment to all then outstanding Senior Debt, or “Junior Securities”) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other acquisition of any of the subordinated debt securities.
In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.
If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:
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any dissolution or winding-up or liquidation or reorganization of Carriage (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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any general assignment by us for the benefit of creditors; or

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any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.
The subordinated indenture does not limit the issuance of additional Senior Debt.
Subsidiary Guarantees
If specified in the prospectus supplement, our guarantor subsidiaries will guarantee the non-convertible debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the guarantor subsidiaries.
Subject to the limitations described below and in the prospectus supplement, the guarantor subsidiaries will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at the maturity date, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible debt securities of a series, whether for principal of, premium, if any, or interest on the non-convertible debt securities or otherwise. The guarantor subsidiaries will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a guarantee with respect to a guarantor subsidiary.
In the case of subordinated non-convertible debt securities, a guarantee of a guarantor subsidiary will be subordinated in right of payment to the senior debt of such guarantor subsidiary on the same basis as the subordinated non-convertible debt securities are subordinated to our senior debt. No payment will be made by any guarantor subsidiary under its guarantee during any period in which payments by us on the subordinated non-convertible debt securities are suspended by the subordination provisions of the subordinated indenture.
Each guarantee of a guarantor subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor subsidiary without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each guarantee of a guarantor subsidiary will be a continuing guarantee and will:
•
remain in full force and effect until either (a) payment in full of all the applicable non-convertible debt securities (or such non-convertible debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

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be binding upon each guarantor subsidiary; and

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inure to the benefit of and be enforceable by the applicable trustee, the holders of the non-convertible debt securities and their successors, transferees and assigns.

In the event that a guarantor subsidiary ceases to be our subsidiary, or all or substantially all of the assets or all of the capital stock of any guarantor subsidiary is sold or disposed of, including by way of sale, merger, consolidation or otherwise, such guarantor subsidiary will be released and discharged of its obligations under its guarantee without any further action required on the part of the trustee or any holder of the non-convertible debt securities, and no other person acquiring or owning the assets or capital stock of such guarantor subsidiary will be required to enter into a guarantee. If legal or covenant defeasance occurs with respect to the non-convertible debt securities of any series, all the guarantor subsidiaries will be released and discharged from their obligations under their guarantees. In addition, the prospectus supplement may specify additional circumstances under which a guarantor subsidiary can be released from its guarantee.
Consolidation, Merger, Sale of Assets and Other Transactions
We may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:
•
we are the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

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immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

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we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver
Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:
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our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•
our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

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certain events of bankruptcy, insolvency or reorganization of Carriage; and

•
any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.
However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.
The trustee shall within 90 days after the occurrence of a default (which is actually known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default. The trustee may withhold from the holders notice of any continuing Event of Default, except an Event of Default relating to the payment of principal, premium, if any, or interest, if it withholding such notice would be in the interest of the holders.
The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the requisite holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:
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an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

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the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity and security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

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the trustee shall not have instituted such action within 60 days of such request; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.
Discharge, Defeasance and Covenant Defeasance
As set forth below, we may discharge or defease our obligations under the indentures, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.
If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:
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change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

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reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

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change the currency in which any debt security or any premium or interest is payable;

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impair the right to enforce any payment on or with respect to any debt security;

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reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

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modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent
Unless otherwise indicated in the applicable prospectus supplement:
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payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest;

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principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register;

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a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series; and

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all monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC’s or such participant’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
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DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

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we determine in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
Each indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Trustee
If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.

Each indenture contains limitations on the right of the trustee, if it becomes a creditor of Carriage or any subsidiary guarantor, if applicable, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with Carriage or any subsidiary guarantor, if applicable. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK
General
We are authorized to issue 80,000,000 shares of common stock, par value $.01, of which 15,751,052 shares were issued and outstanding as of December 31, 2025, and 40,000,000 shares of preferred stock, par value $.01, of which no shares were issued and outstanding as of December 31, 2025. Our common stock is quoted on the New York Stock Exchange under the symbol “CSV.” The following description of our capital stock is based on our Charter and By-Laws (each as defined below), as amended and currently in effect.
Common Stock
The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the voting power of shares of common stock outstanding can elect all the directors, and the holders of the remaining shares will not be able to elect any directors. Each share of common stock is entitled to participate equally in dividends, if, as and when declared by our Board of Directors (the “Board”), and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock outstanding. Our shares of common stock have no preemptive rights, redemption rights or sinking fund provisions.
Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, and of the preferential rights of any series of preferred stock then outstanding. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our Board out of funds legally available therefor.
Preferred Stock
Our preferred stock may be issued in series, and shares of each series will have such rights and preferences as may be fixed by our Board in the resolution authorizing the issuance of that particular series. In designating any series of preferred stock, our Board has the authority, without further action by the holders of our common stock, to fix the rights, dividend rate, conversion rights, rights and terms of redemption, and the liquidation preferences of that series of preferred stock.
The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
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the title of the preferred stock;

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the maximum number of shares of the series;

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the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

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any liquidation preference;

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any optional redemption provisions;

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any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

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any voting rights; and

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any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, our Board may determine not to seek stockholder approval.
Although our Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our Board will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. Our Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.
Anti-Takeover Provisions
Delaware General Corporation Law
The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a business combination with us for three years following the date that person becomes an interested stockholder, with the following exceptions:
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before such date, the Company’s Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the Delaware General Corporation Law defines business combination to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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the sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the Delaware General Corporation Law defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Charter and By-Law Provisions
The Company’s Amended and Restated Certificate of Incorporation dated July 2, 1996 (as amended, the “Charter”) provides that the Company’s Board is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director prior to the end of the three-year term only for cause upon the vote of holders of at least 80% of voting power of the outstanding shares of common stock. In general, the Company’s Board, not the stockholders, has the right to appoint persons to fill vacancies on the Board.
Directors are elected by a majority of votes cast. The Company’s Amended and Restated By-Laws dated June 21, 2023 (the “By-Laws”) provide that in an uncontested election if the nominee director does not receive a majority of the votes cast, the nominee must promptly deliver a written resignation to the Company’s Board and the resignation will be immediately accepted and the office will be considered vacant and the Company’s Board may either then fill the vacancy by a majority vote or decrease the size of the Board. In the event of a contested election of directors, the By-Laws provide that directors will be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.
The By-Laws provide that special meetings of holders of common stock may be called only by the Company’s Board and that only such business proposed by the Company’s Board may be considered at special meetings of holders of common stock.
The By-Laws provide that the only business (including election of directors) that may be considered at an annual meeting of holders of common stock, in addition to business proposed (or persons nominated to be directors) by the directors of the Company, is business proposed (or persons nominated to be directors) by holders of common stock who comply with the notice and disclosure requirements set forth in the By-Laws. In general, the By-Laws require that a stockholder give the Company timely notice of proposed business or nominations in advance of the annual meetings in accordance with the deadlines for such notices set forth therein. In general, the notice must also contain, for example, background information and disclosures about the stockholder proposing the business or nomination, including disclosure of any arrangements with third-parties, including interests in the Company’s stock, the stockholder’s interest in the business, a description of any equity or derivative agreement, arrangement or understanding the proposing stockholder may have related to the Company’s stock that is intended to mitigate loss to, manage risk or benefit from, any share price changes, or increase or decrease the proposing stockholder’s voting power, a representation that the stockholder will appear in person or cause a representative to appear to properly bring such business before the meeting, or nominate any person at the meeting, as applicable, all information that may be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act, if applicable, a representation whether or not the proposing stockholder intends to (a) solicit proxies in support of director nominees in accordance with Rule 14a-19 under the Exchange Act or (b) engage in a solicitation (within the meaning of Exchange Act 14a-1(l)) with respect to the nominee or other business, as applicable, and (with respect to nominations for director) information about the nominee required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act, information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitation statements, the completion of a written questionnaire with respect to the nominee’s background and qualifications, submitting a written representation and agreement that the nominee is not, and will not become, party to certain agreements, arrangements or understandings that, if elected as director, would (i) commit how the nominee were to act or vote on any specific issue or question, (ii) limit or interfere with compliance with a director’s fiduciary duties under applicable law, (iii) comply with all applicable rules of the Company’s listed securities exchange, certificate of incorporation, the By-Laws and all other applicable publicly disclosed governance and other similar policies of the Company, and (iv) provide facts, statements and other communications with the Company and its stockholders that are not misleading.
The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The Charter provides that approval by the holders of at least 80% of the outstanding voting stock of the Company is required to amend the staggered board provisions previously discussed and certain other provisions.

Additionally, the By-Laws provide that approval by the holders of at least two-thirds of the voting power of the outstanding voting stock of the Company is required to amend the By-Laws, including the provisions previously discussed. The combination of our staggered Board, the lack of cumulative voting and these supermajority stockholder voting requirements will make it more difficult for existing stockholders to replace the Company’s Board as well as for another party to obtain control of us by replacing the Company’s Board. Because the Company’s Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Company’s Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.
These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.
Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Redemption of Depositary Shares
If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.
Voting
Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.
Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary; Termination of the Deposit Agreement
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.
General
If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:
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the offering price;

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the title of the warrants;

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the aggregate number of warrants offered;

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the dates or periods during which the warrants can be exercised;

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whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

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any special tax implications of the warrants or their exercise;

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any antidilution provisions of the warrants;

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any redemption or call provisions applicable to the warrants; and

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any other terms of the warrants.

Transfers and Exchanges
A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.
Exercise
Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.
After this time, unless we have extended the expiration date, the unexercised warrants will be void.
Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:
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warrant certificates properly completed; and

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payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.
No Rights of Security Holder Prior to Exercise
Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:
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in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

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in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise

Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.
Title
We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:
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the date of determining the securityholders entitled to the subscription rights distribution;

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the price, if any, for the subscription rights;

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the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;

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the number of subscription rights issued to each securityholder;

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the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

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any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

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the extent to which the subscription rights are transferable;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

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any applicable federal income tax considerations; and

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.
If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:
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the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

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the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

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the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

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the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

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whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

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the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

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the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

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the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, subscription rights, purchase contracts or any combination of such securities, including subsidiary guarantees of debt securities. The applicable prospectus supplement will describe:
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the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

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the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.
Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.
Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION
We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.
We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:
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the name or names of any underwriters, if any;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.
The distribution of securities may be effected, from time to time, in one or more transactions, including:
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block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters
We may use an underwriter or underwriters in the offer or sale of our securities.
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If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

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We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

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The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:
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to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

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to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.
The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.
By Dealers
We may use a dealer to sell our securities.
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If we use a dealer, we, as principal, will sell our securities to the dealer.

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The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
By Agents
We may designate agents to solicit offers to purchase our securities.
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We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

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Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

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We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
General Information
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas, and as to certain of the guarantors, by Sam A. Mazzu, III, Esq., Vice President, General Counsel and Secretary of Carriage Services, Inc. Any underwriters will be advised about other issues relating to any offering by their own legal counsel, which will be named in the prospectus supplement.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Carriage Services, Inc.
Up to $100,000,000
Common Stock

Prospectus Supplement

Oppenheimer & Co.	Raymond James

May 6, 2026